SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                        August 21, 2002

Northern States Power Company (a Minnesota corporation)

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

000-31709	41-1967505

(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

Longtime industry executive Richard C. (Dick) Kelly has been named the chief financial officer of Northern States Power Company, effective immediately. Kelly was also named the chief financial officer of Xcel Energy Inc., parent corporation of Northern States Power Company. A copy of the Xcel Energy press release is attached as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

99.01	Xcel Energy Press Release dated Aug. 21, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern States Power Company (a Minnesota Corporation)

/s/ DAVID E. RIPKA David E. Ripka Vice President and Controller

August 22, 2002